UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

TORTEC GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55150	45-5593622
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

30 N. Gould Street, Suite 2489, Sheridan, Wyoming 82801
(Address of principal executive offices, including zip code)

(307) 248-9177
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of and Director

On October 18, 2020, Franc Smidt, Director of TORtec Group Corporation, a Nevada corporation (“TORtec” or the “Company”), resigned from the Company’s Board of Directors (the “Board”) and, on October 21, 2020, pursuant to the Company’s Bylaws, Mr. Smidt’s resignation was accepted by Stephen H. Smoot, the Company’s President. In his resignation, which was delivered to the Company’s Board of Directors through electronic mail, Mr. Smidt informed the Company that his resignation was due to disagreements with management of the Company. Mr. Smidt’s resignation is included as Exhibit 17.1 to this Current Report on Form 8-K. No decision has been made whether the number of directors constituting the full Board will be decreased or if the vacancy will be filled. Mr. Smidt is not entitled to, and is not seeking, any severance benefits in connection with his departure.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
17.1	Resignation Email dated October 18, 2020 from Franc Smidt to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTEC GROUP CORPORATION

Date: October 27, 2020	By:	/s/ Stephen H. Smoot
Stephen H. Smoot, President and CEO

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